Addendum to
                                    Exhibit I

                        Schedule of Override Commissions
                        to be Paid to Managing Associates

Columbus Life Insurance Company Pinnacle Variable Universal Life
(policy series CL 75 0101)


               Policy Year                    % of Premium

                 Year 1                    up to 20% of target


                     RULES FOR OVERRIDE COMMISSION PAYMENTS

In the event of policy lapse or surrender within twelve months from the issue date of a Policy, Managing Associate shall refund override commissions in accordance with the following chargeback scale:



# of completed months in force          0-6        7         8        9         10        11        12+
% of commissions recovered              100%       95%       90%      80%       60%       30%       0%


In the event that any Policy shall terminate due to the Owner's election to return a Policy under its "Free Look" provision, Managing Associate shall refund 100% of the override commission paid thereon to Company.

Chargebacks may be applied against current and future commissions payable to Managing Associate.

Agreed to this 6th day of April, 2001.

COLUMBUS LIFE INSURANCE COMPANY             CAPITAL ANALYSTS INCORPORATED


By:                                         By:
   ---------------------------------------     -----------------------------
    Lawrence L. Grypp, President                Robert S. Cogan, President

                                            And, its affiliated insurance
                                             agencies:

By:                                         CAPITAL ANALYSTS AGENCY, INC.
   --------------------------------------   (Ohio)
    Mark A. Wilkerson, Senior Vice
    President and Chief Marketing Officer
                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

                                            CAPITAL ANALYSTS AGENCY, INC.
                                            (Texas)

                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

                                            CAPITAL ANAYLSTS INSURANCE AGENCY,
                                            INC. (Massachusetts)

                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------